Exhibit 99.1

American Public Education Corrects and Updates First Quarter 2023 Guidance;

Announces First Quarter 2023 Results Conference Call Date

CHARLES TOWN, W.Va., April 12, 2023 -- American Public Education, Inc. (Nasdaq: APEI) (the “Company” or “APEI”) today announced the following first quarter 2023 information:

1Q23 Revenue Guidance Correction

The Company is correcting its previously issued first quarter 2023 consolidated revenue guidance, which when originally issued on March 14, 2023 reflected a clerical error. The first quarter 2023 consolidated revenue guidance range should have been $148.1 million to $150.1 million, compared to the previously issued range of $155.1 million to $157.1 million. The error did not impact other forecast amounts.

Preliminary1Q23 Outlook Update

The Company expects to exceed the high-end of its first quarter 2023 guidance range for Adjusted EBITDA of $2.4 million to $4.1 million. The Company also expects to be near the high-end of its corrected consolidated revenue range of $148.1 million to $150.1 million for the first quarter of 2023.

1Q23 Conference Call Announcement

APEI plans to release first quarter 2023 results after the close of U.S. financial markets on May 9, 2023.

The live webcast of the earnings conference call will be broadcast at 5:00 p.m. Eastern on Tuesday, May 9, 2023. This call will be open to listeners through the events and presentations section of the Company’s investor relations website, www.apei.com.

A replay of the live webcast will also be available starting approximately two hours after the conclusion of the live conference call. The replay will be archived and available to listeners for approximately six months.

Audio Webcast Registration

Disclosures Regarding Preliminary Expectations

The expectations for the first quarter of 2023 are preliminary based on information available to management as of the date of this release and are subject to further change upon completion of standard quarter-end closing procedures. These results do not present all necessary information for an understanding of the Company’s financial condition as of the date of this release, or its results of operations for the first quarter. As the Company completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make judgments in a number of areas. It is possible that the Company may identify items that require it to adjust the preliminary financial information set forth above and those adjustments could be material. The Company does not intend to update any financial information prior to release of its final first quarter financial statement information.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its institutions American Public University System (APUS), Rasmussen University, Hondros College of Nursing, and Graduate School USA (GSUSA), provides education that transforms lives, advances careers, and improves communities.

APUS, which operates through American Military University and American Public University, is the leading educator to active-duty military and veteran students* and serves approximately 88,000 adult learners worldwide via accessible and affordable higher education.

Rasmussen University is a 120-year-old nursing and health sciences-focused institution that serves approximately 14,300 students across its 22 campuses in six states and online. It also has schools of Business, Technology, Design, Early Education and Justice Studies.

Hondros College of Nursing focuses on educating pre-licensure nursing students at eight campuses (six in Ohio, one in Indiana, and one in Michigan). It is the largest educator of PN (LPN) nurses in the state of Ohio** and serves approximately 2,700 total students. Graduate School USA is a leading training provider to the federal workforce with an extensive portfolio of government agency customers. It serves the federal workforce through customized contract training (B2G) to federal agencies and through open enrollment (B2C) to government professionals.

Both APUS and Rasmussen are institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education. Hondros is accredited by the Accrediting Bureau of Health Education Schools (ABHES). GSUSA is accredited by the Accrediting Council for Continuing Education & Training (ACCET). For additional information, visit www.apei.com.

*Based on FY 2019 Department of Defense tuition assistance and Veterans Administration student enrollment data, as reported by Military Times, 2020.

**Based on information compiled by the National Council of State Boards of Nursing and Ohio Board of Nursing.

Forward-Looking Statements

Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding expectations for APEI’s revenues and Adjusted EBITDA.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: unexpected changes in the finalization of the Company’s quarterly results, APEI’s dependence on the effectiveness of its ability to attract students who persist in its institutions’ programs, the inability to effectively market the Company’s programs or expand into new markets, impacts of the transition to new systems for soldiers to request tuition assistance or the reduction, elimination, or suspension of or changes to tuition assistance, effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed, the inability to adjust to future market demands, continued strong competition in the education market, failure to comply with regulatory and accrediting agency requirements or to maintain institutional accreditation, the loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid, the impact of recent regulatory rulemakings, the failure to meet applicable NCLEX pass rates, difficulties involving business combinations and acquisitions, obligations related to our debt and preferred stock, inability to attract, retain, and develop skilled personnel, impacts of changes in management, dependence on and the need to continue to invest in the Company’s technology infrastructure, and the risk factors described in the risk factor section and elsewhere in the Company’s annual report on Form 10-K and in the Company’s other SEC filings. You should not place any undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses). APEI believes that the use of this measure is useful because it allows investors to better evaluate APEI’s operating profit and cash generation capabilities.

Adjusted EBITDA should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of Adjusted EBITDA is that it excludes expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is unable to provide a reconciliation for expected net income to expected Adjusted EBITDA because certain information that would be expected to impact net income but not Adjusted EBITDA is unavailable without unreasonable efforts, including because significant components of APEI’s financial results for first quarter 2023 remain subject to closing procedures. The financial impact of this information is uncertain and dependent on various factors. In addition, APEI believes that such reconciliation would imply a degree of precision and certainty with respect to expected results for the just completed first quarter 2023 that could be confusing to investors.

Contacts:
(Investors)
Ryan Koren
American Public Education, Inc.
AVP, Investor Relations & Corporate Development
rkoren@apei.com
610-428-7376

(Media)
Frank Tutalo
American Public Education, Inc.
Director, Public Relations
ftutalo@apei.com
571-358-3042

SOURCE American Public Education, Inc.